                                                                   EXHIBIT 10.35

                                      LEASE

                                 BY AND BETWEEN

                      E. I. DU PONT DE NEMOURS AND COMPANY

                                       AND

                              INCYTE GENOMICS, INC.

                                TABLE OF CONTENTS

1. DATE OF LEASE; PARTIES......................................................1
2. LEASED PREMISES.............................................................1
  (a) LEASED PREMISES..........................................................1
      ---------------
  (b) Additional Space.........................................................1
      ----------------
  (c) BOMA Measurement.........................................................2
      ----------------
3. TERM........................................................................2
  (a) Initial Term.............................................................2
  (b) Extension Option.........................................................3
  (c) Postponement of Delivery Dates...........................................3
  (d) TENANT's Early Access....................................................3
      ---------------------
4. RENT........................................................................3
  (a) Base Rent................................................................3
  (b) Place of Payment.........................................................4
  (c) Additional Rent..........................................................4
  (d) No Payment for Common Costs..............................................4
  (e) Government Incentive Programs............................................4
      -----------------------------
  (f) Invoicing for Water, Sewer and Electric..................................4
      ---------------------------------------
5. USE OF PREMISES.............................................................5
  (a) Permitted Uses...........................................................5
  (b) Access...................................................................5
  (c) Occupancy of LEASED PREMISES.............................................5
  (d) Compliance With Laws.....................................................5
  (e) Rules and Regulations....................................................5
  (f) Hazardous Substances.....................................................6
  (g) Environmental Matters....................................................6
  (h) Criminal Background Checks..............................................13
      --------------------------
6. UTILITIES AND SERVICES.....................................................13
  (a) General.................................................................13
      -------
  (b) Temporary Shutdown......................................................14
      ------------------
  (c) LANDLORD Not a Public Utility...........................................14
      -----------------------------
  (d) No Representations......................................................14
      ------------------
  (e) Telecommunications Infrastructure.......................................15
      ---------------------------------
  (f) Non-Standard Services...................................................15
      ---------------------
7. SIGNS......................................................................15
8. ASSIGNMENT AND SUBLETTING..................................................15
9. CONDITION OF PREMISES......................................................16
  (a) Representations.........................................................16
      ---------------
  (b) No Alterations..........................................................16
      --------------
  (c) Joint Inspection........................................................16
      ----------------
10. ALTERATIONS...............................................................16
  (a) General Provisions......................................................16
  (b) Rights of Removal.......................................................17

  (c) Obligation to Remove....................................................17
  (d) Abandonment.............................................................17
  (e) Compliance with Laws....................................................17
11. MAINTENANCE AND REPAIRS...................................................17
  (a) TENANT's Responsibilities...............................................18
  (b) LANDLORD's Responsibilities.............................................18
12. LIABILITY.................................................................18
13. ACCESS TO LEASED PREMISES.................................................18
14. CASUALTY..................................................................19
  (a) Non-Material Casualty...................................................19
  (b) Material Casualty.......................................................19
15. ADDITIONAL INDEMNITY......................................................20
  (a) TENANT Indemnity........................................................20
  (b) LANDLORD Indemnity......................................................20
  (c) Limitations.............................................................20
      -----------
16. EVENTS OF DEFAULT AND REMEDIES............................................21
  (a) General.................................................................21
  (b) Additional Events of Default............................................21
  (c) Remedies................................................................21
17. EMINENT DOMAIN............................................................21
18. SUBORDINATION ............................................................22
19. SURRENDER.................................................................22
20. INSURANCE.................................................................22
  (a) TENANT's Insurance......................................................22
  (b) LANDLORD's Insurance....................................................23
  (c) Self-Insurance..........................................................23
  (d) Release and Waiver of Subrogation.......................................23
21. QUIET ENJOYMENT...........................................................24
22. MAINTENANCE OF RECORDS/INSPECTION.........................................24
23. JURISDICTION; FORUM; ETC..................................................24
24. NOTICES...................................................................24
25. CORPORATE COVENANTS AND REPRESENTATIONS...................................25
26. INTEGRATION...............................................................25
27. NO PARTNERSHIP............................................................25
28. GOVERNING LAW.............................................................25
29. HEADINGS..................................................................26
30. SEVERABILITY..............................................................26
31. SUCCESSION................................................................26
32. COUNTERPARTS..............................................................26
33. INTERPRETATION............................................................26
35. FORCE MAJEURE.............................................................26
36. SURVIVAL..................................................................27
37. CONFIDENTIALITY...........................................................27
38. DATA TRANSFER AND PRIVACY.................................................27
39. NON-SOLICITATION OF DUPONT EMPLOYEES......................................27

                                    EXHIBITS


Exhibit "A"  -   Diagram of LEASED PREMISES and Legal Description of Shared Site
Exhibit "B"  -   Rent Schedule
Exhibit "C"  -   DuPont's Policies, Standards and Guidelines
Exhibit "D"  -   Initial TENANT Alterations
Exhibit "E"  -   Shared Utilities and Ancillary Rent Services
Exhibit "F"  -   Decontamination Procedures

                             INDEX OF DEFINED TERMS

A                                                                      G

Additional Rent...........................................4            Governmental Authority....................................7

B                                                                      H

Brokers..................................................26            Hazardous Substance.......................................7
Building 112..............................................1
Building 115..............................................1            I
Building 115 Delivery Date................................1
Building 300 Space........................................1            Incentive Payments........................................4
                                                                       Initial Term..............................................2
C
                                                                       L
Casualty Insurance.......................................23
Common Areas..............................................1            LANDLORD..................................................1
                                                                       Laws......................................................7
D                                                                      Lease.....................................................1
                                                                       LEASED PREMISES...........................................1
DuPont's PSGs.............................................6            Losses....................................................7

E                                                                      P

Environment...............................................6            Parking Spaces............................................1
Environmental Claim.......................................6
Environmental Indemnities................................11            R
Environmental Laws........................................6
Environmental Permit......................................7            Release...................................................7
Expiration Date...........................................2            Renewal Term..............................................3
                                                                       Rules and Regulations.....................................5
F
                                                                       S
Final Space Delivery Date.................................2
Fixtures..................................................1            Shared Site...............................................1
Force Majeure............................................26            Shared Utilities and Ancillary Rent Services Exhibit......4

                                                                       T

                                                                       TENANT....................................................1


                                                                 iv

                      Lease - Stine Haskell Research Center

                                 LEASE AGREEMENT

     1. DATE OF LEASE; PARTIES. THIS LEASE AGREEMENT (this "Lease") is made this 28th day of February, 2002, by and between E. I. DU PONT DE NEMOURS AND COMPANY, a Delaware corporation ("LANDLORD"), and INCYTE GENOMICS, INC., a Delaware corporation ("TENANT").

     2.  LEASED PREMISES.

         (a)  LEASED PREMISES. LANDLORD hereby leases to TENANT, and TENANT
              ---------------
hereby rents from LANDLORD, a portion of Building 300 (the "Building 300 Space") and Building 112 ("Building 112, each of which is more particularly shown on Exhibit "A" attached hereto and made a part hereof. The Building 300 Space and Building 112 are all located within LANDLORD's Stine-Haskell Research Center situated at 1090 Elkton Road in the City of Newark, County of New Castle, State of Delaware ("Shared Site"). The Building 300 Space contains approximately 32,557 rentable square feet, and Building 112 contains approximately 14,415 rentable square feet. The leasing of the Building 300 Space and Building 112 includes (i) all laboratory hoods and work bench stations (and appurtenances to the foregoing, but excluding detachable biosafety cabinets), if any, located therein and all other property located therein which, by reason of intention, annexation, unity, attachment or adaptation for particular use, may fairly be deemed fixtures under applicable law ("Fixtures"), (ii) the right to use the parking spaces shown on Exhibit "A" ("Parking Spaces"), and (iii) the right, in common with LANDLORD and other occupants of the Shared Site, to use internal roads, driveways, sidewalks, loading areas, lobbies, hallways and other appurtenances of the Shared Site commonly used by the occupants of the Shared Site, including without limitation the library, Conference Room S300/202 and the lunchroom located in Building 300 (collectively, "Common Areas") (the Building 300 Space and Building 112, together with the Fixtures, the Parking Spaces and the Common Areas is hereinafter collectively referred to as the "LEASED PREMISES"). TENANT acknowledges that, except as expressly set forth in this Lease, TENANT is not relying on any statement or representation that has been made by LANDLORD or any of LANDLORD's employees, agents, attorneys or representatives concerning the condition of the LEASED PREMISES (whether relating to physical conditions, operation, performance or legal matters (other than matters relating to title)).

         (b)  Additional Space. If, during the Initial Term of this Lease,
              ----------------
LANDLORD shall receive, and wish to accept, a bona fide offer for the lease of any or all of Building 115 on the Shared Site ("Building 115"), or shall desire to use Building 115 for its own purposes, LANDLORD shall first notify TENANT in writing of such offer or desire. In such event, LANDLORD hereby gives and grants unto TENANT the right of first refusal to lease Building 115. If TENANT wishes to exercise such right, TENANT shall notify LANDLORD of its intent to lease Building 115 within 10 days following TENANT's receipt of LANDLORD's notice. If TENANT does exercises such right, LANDLORD shall be obligated to lease Building 115 to TENANT on the date specified in TENANT's exercise notice, which date (the "Building 115 Delivery Date") shall be no later than 20 days after the date of TENANT's exercise notice.

Effective on the Building 115 Delivery Date, (i) Building 115 shall be added to and become a part of the LEASED PREMISES, (ii) the representations and warranties of LANDLORD in Paragraph 9 below shall be deemed to be re-made with respect to Building 115, (iii) the base rent for Building 115 shall be the same per rentable square foot rent as is then charged for the balance of the LEASED PREMISES, and (iv) Building 115 shall be governed by all of the provisions of this Lease. The lease of Building 115 shall include all Fixtures, the right to use the Parking Spaces, and the right, in common with LANDLORD and other occupants of the Shared Site, to use the Common Areas. Should TENANT fail to notify LANDLORD within the prescribed 10 day period, LANDLORD shall be free to lease Building 115, free and clear of all restrictions otherwise imposed by this subparagraph 2(b). Notwithstanding that TENANT should fail or refuse to exercise its right of first refusal, if Building 115 is not leased or used by LANDLORD within three months after LANDLORD's notice, then TENANT's right of first refusal and provisions of this subparagraph 2(d) shall be reinstated.

         (c)  BOMA Measurement. TENANT shall have the option during the term of
              ----------------
this Lease to have a licensed architect measure the rentable square footage of the portions of space comprising the LEASED PREMISES in accordance with the most current BOMA standards for multi-tenant buildings. If such measurement demonstrates that the actual rentable square footage of the any portion of the LEASED PREMISES is less than the approximate rentable square footage set forth the preceding subparagraphs of this Paragraph 1, then the rent and all other obligations of TENANT determined as a result of rentable square footage shall automatically be reduced from and after the date TENANT delivers such architect's calculation to LANDLORD.

     3.  TERM.

         (a)  Initial Term. The initial term of this Lease (the "Initial Term")
              ------------
shall commence on the Commencement Date (as defined below) and shall end on the date ("Expiration Date") which is the last day of the month in which the second anniversary of the Final Space Delivery Date (as defined below) occurs, subject to the terms of subparagraphs 3(b), 3(c) and 3(d) below. The parties expect that LANDLORD will deliver possession of the portions of space comprising the LEASED PREMISES in accordance with the provisions of this Lease on the following dates:

   Space                                        Expected Delivery Date
   -----                                        ----------------------
Building 300 Space                 March 15, 2002 ("Building 300 Delivery Date")
Building 112                       March 15, 2002 ("Building 112 Delivery Date")

          A Delivery Date will not be deemed to have occurred until LANDLORD (or a third party with whom LANDLORD has contracted) has substantially completed any work required to be performed in the portions of space comprising the LEASED PREMISES prior to TENANT's occupancy, including without limitation the telecommunications work described in subparagraph 6(e) below and the decommissioning work described in subparagraph 9(a) below, and exclusive possession thereof has been delivered to TENANT. The first to occur of the Building 300 Delivery Date and the Building 112 Delivery Date shall be the "Commencement Date." The last to occur of the Building 300 Delivery Date and the Building 112 Delivery Date shall be the "Final Space Delivery Date." Once the Commencement Date and Final Space

Delivery Date occur, LANDLORD and TENANT shall execute a written confirmation of such dates and the Expiration Date.

         (b)  Extension Option. TENANT may extend the term of this Lease on two
              ----------------
occasions, for a period of three (3) months in each case (each, a "Renewal Term"), by giving LANDLORD at least ninety (90) days' written notice and provided that no Event of Default has occurred and is continuing. The extension must be exercised in the manner specifically set forth in this subparagraph 3(b), or it shall be deemed waived and all of TENANT's rights with respect thereto shall wholly cease, terminate and expire. Time shall be of the essence in connection with the exercise and the delivery of any extension notice by TENANT hereunder. Any such notice shall be irrevocable upon delivery thereof.

         (c)  Postponement of Delivery Dates. The Building 300 Delivery Date and
              ------------------------------
the Building 112 Delivery Date, rent and TENANT's other obligations with respect to each such space shall be postponed to the extent LANDLORD fails to deliver possession of the applicable space by the expected delivery date set forth in subparagraph 3(a) above in the condition required by this Lease, including without limitation Paragraph 9 hereof, whether due to the holding over by a prior occupant or otherwise. If either of the Building 300 Delivery Date or the Building 112 Delivery Date is postponed for more than thirty (30) days, TENANT shall have the option, by giving LANDLORD written notice, to terminate this Lease with respect to the applicable space, in which event this Lease shall continue in full force and effect only with respect to the remaining space.

         (d)  TENANT's Early Access. LANDLORD shall permit TENANT to enter all
              ---------------------
or any portion of the LEASED PREMISES as soon as possible following the execution of this Lease in order to permit TENANT to perform certain work to prepare the LEASED PREMISES for TENANT's occupancy. If LANDLORD or any third party is still performing any work at a time when TENANT is granted early access to a portion of space comprising the LEASED PREMISES, TENANT shall not interfere with such ongoing work. During any such early access period, TENANT shall comply with all the terms and conditions of this Lease, but TENANT shall not be obligated to pay rent during such period.

     4.  RENT.

         (a)  Base Rent. Beginning on the Building 300 Space Delivery Date and
              ---------
the Building 112 Delivery Date, and thereafter on the first business day of each calendar month during the Initial Term, TENANT shall pay to LANDLORD for the Building 300 Space and Building 112, respectively, as monthly base rent (exclusive of water, sewer and electric), the amounts set forth on Exhibit "B" attached hereto (except that for any partial calendar month during the Initial Term for which base rent shall be due and payable under this Lease, the base rent shall be apportioned based on the number of days in such month). The parties agree that base rent includes payment of the utilities and ancillary rent services to be provided to TENANT by LANDLORD pursuant to Exhibit "E" (exclusive of water, sewer and electric). The portion of base rent attributable to such utilities and ancillary rent services may be adjusted following the outsourcing of any utilities or services or adjusted to account for: any change in the cost of complying with any law affecting the provision of a utility or service; any material change to the nature of a utility or service; reasonably anticipated changes (based on experience or expected developments) in the historical cost or reasonably anticipated change in the cost to LANDLORD of providing any utilities or services; and/or the cost of any capital improvements for the benefit of the TENANT.

         (b)  Place of Payment. All payments of base rent and other sums
              ----------------
required to be paid to LANDLORD hereunder shall be in lawful money of the United States of America and shall be paid to LANDLORD at the address set forth in the Paragraph 24 hereof, or to such other person and/or at such other place as LANDLORD may designate from time to time.

         (c)  Additional Rent. During the term hereof, TENANT shall pay to
              ---------------
LANDLORD, as additional rent (together with all other amounts payable by TENANT hereunder other than base rent payable under subparagraph 4(a), "Additional Rent"), charges for water, sewer and electric, each of which will be metered as described in Exhibit "E" (the "Shared Utilities and Ancillary Rent Services Exhibit"). Charges for water, sewer and electric may be adjusted by LANDLORD to reflect any change in the cost imposed upon LANDLORD by a third party provider.

         (d)  No Payment for Common Costs. Except for charges for water, sewer
              ---------------------------
and electric, TENANT's payment of base rent shall include all amounts payable by TENANT for its use of the Common Areas and the other services to be provided to TENANT as described in the Shared Utilities and Ancillary Rent Services Exhibit.

         (e)  Government Incentive Programs. LANDLORD acknowledges that TENANT
              -----------------------------
is eligible for, and may receive, tax abatements, tax credits, grants or other governmental or publicly-supported financial awards (collectively, "Incentive Payments") for locating TENANT's business in the State of Delaware. LANDLORD shall cooperate with TENANT in procuring any Incentive Payments for which TENANT is eligible, and to the extent that any such Incentive Payments intended for TENANT are awarded to LANDLORD (as, for example, an abatement of Taxes attributable to LANDLORD's ownership of the Shared Site) the entire economic benefit of such Incentive Payments shall be passed through to TENANT as a reduction in base rent or in another manner mutually agreed upon by LANDLORD and TENANT. In the event that any such Incentive Payments are awarded to LANDLORD and passed through to TENANT, TENANT shall have the right to inspect, upon reasonable prior notice and at reasonable times, LANDLORD's books and records relating to such Incentive Payments. In no event shall TENANT have any right to, or claim upon, any Incentive Payments for which LANDLORD may be separately eligible, the parties hereby agreeing that this subparagraph 4(e) only applies to Incentive Payments clearly intended for TENANT.

         (f)  Invoicing for Water, Sewer and Electric. LANDLORD shall have the
              ---------------------------------------
option of issuing invoices to TENANT on a monthly or quarterly basis. Each such invoice shall set forth the amount of the total fee for water, sewer and electric due for such month or quarter, as applicable. Payment terms are net 30 days of invoice receipt. TENANT shall not be entitled to set off or reduce its payments to LANDLORD by any amounts TENANT claims are owed to it by LANDLORD. The parties will implement arrangements to provide for electronic funds transfer on customary terms for such payments. Upon the termination of this Lease, there will be a final accounting, and each party shall promptly pay to the other any amounts owed. Undisputed late payment shall bear an interest on the amount paid late at the prime rate of interest announced publicly from time to time in New York City, New York, U.S.A. by Morgan Guaranty Trust prorated for the number of days such overdue amounts are outstanding.

     5.  USE OF PREMISES.

         (a)  Permitted Uses. Subject to the further provisions of this
              --------------
Paragraph 5, TENANT may use and occupy the LEASED PREMISES for general office purposes and chemical and biological research and development, including related functions.

         (b)  Access. LANDLORD shall provide TENANT and its invitees with full
              ------
and complete ingress and egress to the LEASED PREMISES across LANDLORD's lands and properties on a 24 hour per day, seven day per week basis. Notwithstanding the foregoing, in the event TENANT is prohibited from using its usual means of ingress and egress to the LEASED PREMISES for any reason (including without limitation, maintenance being performed at the Shared Site), LANDLORD may provide TENANT with an alternate route of ingress and egress to the LEASED PREMISES regardless of whether such route is more circuitous. LANDLORD shall provide TENANT, as a service pursuant to this Paragraph 5, with parking based on an allocation of parking spaces of three and one-half (3.5) parking spaces per 1,000 square feet of leased space within the LEASED PREMISES. LANDLORD shall not charge any fee to TENANT for the use of such parking spaces.

         (c)  Occupancy of LEASED PREMISES. TENANT shall not permit the LEASED
              ----------------------------
PREMISES to become or remain vacant or unoccupied for a period of time exceeding six (6) months, except as may be necessary in connection with alterations, improvements or replacements made pursuant to Paragraphs 10 or 11 hereof.

         (d)  Compliance With Laws. TENANT shall comply at TENANT's sole cost
              --------------------
and expense with all applicable federal, state, county and local laws, codes, ordinances and regulations, and with the rules or regulations of any applicable Local Board of Underwriters, with respect to use and occupancy of the LEASED PREMISES; provided, however, to the extent any capital improvements or replacements are required to be made to any portion of the LEASED PREMISES in order to comply with any of the foregoing, TENANT shall only be responsible for capital improvements and replacements required by TENANT's manner of use of the LEASED PREMISES.

         (e)  Rules and Regulations. TENANT shall comply with DuPont's PSGs (as
              ---------------------
defined in subparagraph 5(g) below) and any other of LANDLORD's rules and regulations that are applicable to the LEASED PREMISES and the Shared Site ("Rules and Regulations"). Any such Rules and Regulations shall be reasonable and consistent in all material respects with the rules and regulations applicable to any occupants of any other premises on the Shared Site, including LANDLORD. The current Rules and Regulations are attached as a part of Exhibit "C." LANDLORD shall provide TENANT reasonable advance notice of all changes in LANDLORD's Rules and Regulations. Notwithstanding the foregoing, in the event of any inconsistencies between the terms and conditions of this Lease and the Rules and Regulations, the terms and conditions of this Lease shall prevail, and the Rules and Regulations shall not apply to TENANT to the extent that they unreasonably interfere with, or make materially more costly, TENANT's permitted uses of the LEASED PREMISES as provided in subparagraph 5(a) hereof.

         (f)  Hazardous Substances. Any use, production, storage, deposit or
              --------------------
disposal of Hazardous Substances (as defined in subparagraph 5(g) below) by TENANT on any portion of the LEASED PREMISES shall be performed or accomplished in accordance with all Environmental Laws (as defined in subparagraph 5(g) below). Unless otherwise agreed to by LANDLORD, TENANT, during and upon termination of this Lease, shall promptly remove all such Hazardous Substances used, produced, or stored on site by TENANT from the LEASED PREMISES in accordance with all Environmental Laws.

         (g)  Environmental Matters.
              ---------------------

              (i) Certain Defined Terms. As used in this Lease, the following terms have the following meanings (such meanings equally to be applicable to the singular as well as the plural form of the terms defined):

                     (1) "DuPont's PSGs" means those SHE Policies, Standards and Guidelines and Security Policies and Standards as implemented at the facility as of the date hereof and described in Exhibit "C," a copy of which has been provided to TENANT.

                     (2) "Environment" means any surface water, groundwater, drinking water supply, land surface or subsurface strata, or ambient air.

                     (3) "Environmental Claim" means any claim, action, cause of action, investigation, demand, order, directive or written notice by or on behalf of, any Governmental Authority or any other individual, corporation, limited liability company, partnership, trust or other entity, or former employee, alleging potential liability (including, without limitation, potential liability for investigatory costs, clean-up costs, governmental response costs, natural resources damages, property damages, personal injuries, medical monitoring or penalties) arising out of, based on or resulting from: (i) the presence, Release or threatened Release of any Hazardous Substance at any location; (ii) exposure to any Hazardous Substance; or (iii) requirements or violation of any Environmental Law or Environmental Permit.

                     (4) "Environmental Laws" means all Laws relating to pollution or protection of human health or the Environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Occupational Safety and Health Act, the Toxic Substances Control Act, any amendments thereto and any rules and regulations promulgated pursuant to or implementing the foregoing, similar state Laws and other Laws relating to any of (i) Releases, threatened Releases or the presence of Hazardous Substances or the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Substances, including the disposal of radioactive materials, (ii) noise or odors, (iii) pollution or protection of the air, surface water, groundwater, drinking water, land surface or subsurface strata, or (iv) exposure to Hazardous Substances and employee health and safety.

                     (5) "Environmental Permit" means any permit, license, approval or other authorization under any applicable Law or of any Governmental Authority relating to Environmental Laws.

                     (6) "Governmental Authority" means the United States of America, the State of Delaware and any municipality or other political subdivision thereof, and any of their respective entities, bodies, agencies, commissions or courts exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof.

                     (7) "Hazardous Substance" means any substance, whether solid, liquid or gaseous, which is listed, defined or regulated as a "hazardous substance", "hazardous waste", "oil", "pollutant", "toxic substance", "hazardous material waste", or "contaminant" or is otherwise classified as hazardous or toxic, in or pursuant to any Environmental Law; or which is or contains any asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, explosive, nuclear, or radioactive material, or motor fuel or other petroleum hydrocarbons, or pesticides, insecticides, fungicides, or rodenticides, or biohazardous materials or waste.

                     (8) "Laws" means all laws, statutes, ordinances, rules, regulations, orders, writs, judgments, codes, injunctions or decrees of any Governmental Authority.

                     (9) "Losses" means any and all damages, losses, deficiencies, liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), but excluding consequential damages, loss of profits and punitive damages (other than such damages awarded to any third party against the party being indemnified).

                     (10) "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor Environment or into or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water or groundwater.

              (ii)   General.
                     -------

                     (1) TENANT acknowledges that hazards may be involved in its operations on the Shared Site. Accordingly, TENANT shall perform its work in a careful and workmanlike manner and take all necessary precautions in processing, handling, transporting and disposing of material and product involved in its operations, to avoid: (w) an unhealthy or unsafe work environment; (x) injuries to persons; (y) damage to property; or (z) pollution. The methods employed and the precautions taken shall be determined by and rest solely with TENANT. Any information supplied by TENANT to LANDLORD shall be the latest information known to TENANT, but TENANT does not warrant that the information is necessarily complete.

                     (2) LANDLORD acknowledges that hazards may be involved in its operations on the Shared Site. Accordingly, LANDLORD shall perform its work in a careful and workmanlike manner and take all necessary precautions in processing, handling, transporting and disposing of material and product involved in its operations, to avoid: (w) an unhealthy or unsafe work environment; (x) injuries to persons; (y) damage to property; or (z) pollution. The methods employed and the precautions taken shall be determined by and rest solely with LANDLORD. Any information supplied by LANDLORD to TENANT shall be the latest information known to LANDLORD, but LANDLORD does not warrant that the information is necessarily complete.

              (iii)  DuPont's PSGs.
                     -------------

                     (1) Subject to the other provisions of this subparagraph 5(g), TENANT, its invitees and contractors shall adhere in all material respects to DuPont's PSGs then in effect. TENANT shall advise its employees and the employees of its invitees and contractors that:

                          (A) It is the policy of LANDLORD to prohibit the
non-medical use, possession, sale, manufacture, dispensing, and distribution of drugs or other controlled substances on the Shared Site, and to prohibit in the workplace the presence of an individual with such substances in the body for non-medical reasons; and

                          (B) Any person who is found in violation of such
guidelines and policies or who refuses to permit inspection may be removed or barred from the Shared Site at the sole and absolute discretion of LANDLORD.

                     (2) LANDLORD and TENANT each agrees to perform its activities on or use the Shared Site in all material respects in accordance with ACC (formerly CMA) Responsible Care guiding principles and, subject to the other provisions of this subparagraph 5(g), comply in all material respects with DuPont's PSGs, including any updates, corrections or modifications thereto (provided, in the case of TENANT, that such updates, corrections or modifications do not unreasonably interfere with, or make materially more costly, TENANT's permitted uses of the LEASED PREMISES as provided in subparagraph 5(a) hereof). LANDLORD and TENANT recognize that certain aspects of DuPont's PSGs may not be applicable to TENANT's operations, and TENANT shall only be obligated to adhere and comply with DuPont's PSGs to the extent applicable to TENANT's operations or to the use of the Shared Site generally. LANDLORD and TENANT shall jointly identify the provisions of DuPont's PSGs that are applicable to TENANT's operations or use of the Shared Site. LANDLORD and TENANT shall cooperate and assist each other in complying with all Environmental Laws and the DuPont's PSGs. DuPont's PSGs, including any updates, corrections or modifications thereto, are furnished to TENANT under a nontransferable, non-exclusive and royalty-free license by LANDLORD to TENANT for TENANT's use at the LEASED PREMISES. This license is effective on the Commencement Date and shall remain in effect until this Lease expires or sooner terminates. DuPont's PSGs, in whole or in part, are the property of LANDLORD, and no title to or ownership of the DuPont's PSGs, or in any intellectual property rights relating to the DuPont's PSGs, is transferred to TENANT. DuPont's PSGs contain proprietary and confidential information of LANDLORD and as a condition of this license, and except as required by law or prudent business practice (e.g., bankers, attorneys, insurers), TENANT agrees not to sell, lease, or otherwise transfer, provide, disclose or make available copies of any DuPont's PSGs to any other party without the prior written consent of LANDLORD.

                     (3) TENANT recognizes that the DuPont's PSGs may provide only minimal guidance for TENANT's compliance with Environmental Laws and therefore will not rely on them for that purpose.

                     (4) In order to protect its employees, contractors, visitors and premises, LANDLORD has determined that there are certain minimally acceptable elements that must be present in TENANT's policies, practices, and operations at the LEASED PREMISES. The sole purpose of LANDLORD communicating such elements in the DuPont's PSGs is for the protection of LANDLORD's employees, contractors, visitors, and premises. There is no intention to communicate to TENANT a comprehensive safety, health, and environmental program which will meet its particular needs with respect to its employees, contractors, visitors, and premises. It is understood that it remains the ultimate responsibility of TENANT to evaluate its needs/risks and to develop those programs and procedures it deems necessary to manage those needs/risks. Notwithstanding the foregoing, LANDLORD retains the right, upon reasonable prior notice (which, except in the event of an emergency, shall mean at least 48 hours prior notice) and at LANDLORD's sole expense to enter at all reasonable times to audit TENANT's material compliance with DuPont's PSGs and TENANT agrees to cooperate in a reasonable manner with such audit; provided, however, that any such audit shall occur no more frequently than once every six months unless LANDLORD has reasonable grounds to request an audit more frequently and identifies such grounds in a written request to TENANT, which request may not be unreasonably refused by TENANT. LANDLORD shall promptly provide TENANT with the findings of the audit and shall not disclose the findings to third parties, except as may be required by Environmental Laws and only after notice to TENANT (and, if permitted by the applicable Environmental Laws, shall allow TENANT to make such disclosure provided TENANT does so within five business days of receiving notice of the need therefor from LANDLORD).

              (iv)   Chemical Substances. Within sixty (60) days after the
                     -------------------
Commencement Date and as amended on a timely basis, TENANT shall provide LANDLORD a list by chemical name, Chemical Abstract Service Number and by trade name of all Hazardous Substances which it intends to use or store at the LEASED PREMISES in quantities in excess of the lesser of (1) 5,000 gallons per calendar year or (2) reportable quantities under CERCLA.

              (v)    Permits. LANDLORD and TENANT shall each obtain all
                     -------
Environmental Permits and other permits necessary for its respective operations at the Shared Site. LANDLORD will provide support with respect to its Title V Permit in accordance with, and TENANT shall comply with, the relevant provisions of the Shared Utilities and Ancillary Rent Services Exhibit.

              (vi)   Wastes. Unless as otherwise agreed and except as to
                     ------
LANDLORD's Environmental Liabilities (as defined below), TENANT shall retain sole and complete responsibility for the management, storage and proper disposal of chemical substances, wastes, discharges and emissions in all media produced from its activities. TENANT shall provide LANDLORD an updated list of the identity of any waste disposal subcontractor, methods of waste disposal to be used, and the locations of sites to be used for waste disposal not covered by the Shared Utilities and Ancillary Rent Services Exhibit. TENANT shall transport and dispose of such waste in a safe and environmentally sound manner to prevent any waste from entering the environment as a pollutant. TENANT agrees that it will not engage in and will not knowingly permit any other party to engage in any activity without prior approval from LANDLORD with respect to the LEASED PREMISES that would reasonably be expected to cause the LEASED PREMISES or the adjoining property of LANDLORD to become a hazardous waste treatment, storage or disposal facility within the meaning of RCRA.

              (vii)  MSDS. TENANT shall submit Material Safety Data Sheets
                     ----
complying with the Federal Hazard Communication Standard (OSHA 1910.1200) together with its submission of the lists of Hazardous Substances required by subparagraph 5(g)(iv) above. Such Hazardous Substances shall be properly labeled and strictly controlled by TENANT as to their use and disposal.

              (viii) Notice. Each party hereto shall notify the other party of
                     ------
any incidents or conditions that may have adverse safety, health or environmental consequences to employees, contractors, visitors or property. While LANDLORD or TENANT may discover and/or disclose issues regarding the other party's compliance with Environmental Laws and make recommendations to that party to avoid noncompliance with Environmental Laws, neither party hereto makes a representation or warranty that all possible compliance issues have been identified and disclosed or that its disclosures or recommendations include all possible recommendations to prevent the occurrence of noncompliance with Environmental Laws. Neither party shall disclose information relating to the other party's compliance with Environmental Laws to third parties, except as required by Environmental Laws and only after notice to the other party (and, if permitted by the applicable Environmental Laws, such party will allow the non-complying party to make such disclosure provided the non-complying party does so within five business days of receiving notice of the need therefor from the other party). Neither party hereto certifies the other party's or any third party's compliance with present or future Environmental Laws, and each party agree to seek its own legal advice regarding its own compliance.

              (ix)   Compliance.
                     ----------

                     (1) Each party shall be responsible for complying with Environmental Laws relating to the operation of its activities at the Shared Site and with respect to the provision and receipt of shared services under the Shared Utilities and Ancillary Rent Services Exhibit. Notwithstanding the above, LANDLORD or TENANT may contract out the record keeping and/or reporting activities required by any Environmental Laws, provided that such party shall not contract away its liability and responsibility for assuring that any required records or reports comply with the legal requirements and are truthful and accurate.

                     (2) Notwithstanding the foregoing, complaints from the community regarding odors or excessive emissions shall be handled through LANDLORD procedures and communicated promptly to each party's site representative.

              (x)    Indemnity.
                     ---------

                     (1) LANDLORD agrees to indemnify, release, defend and hold harmless TENANT from and against all Environmental Claim(s) and/or Losses which arise, or are alleged to arise, from or in connection with:

                          (A) Any non-compliance with any Environmental Law or
Environmental Permits at the Shared Site (whether on or off the Shared Site) occurring prior to the date hereof and any such non-compliance caused by LANDLORD after the date hereof;

                          (B) The generation, manufacture, refining,
transportation, treatment, storage, handling, disposal, discharge, Release or spill of any Hazardous Substance at the Shared Site (whether on or off the Shared Site) occurring prior to the date hereof and any such generation, manufacture, refining, transportation, treatment, storage, handling, disposal, discharge, Release or spill of any Hazardous Substance caused by LANDLORD after the date hereof;

                          (C) Any disturbance, migration, leaching or Release of
any Hazardous Substance onto, off of, near, under, or otherwise affecting the Shared Site occurring prior to the date hereof and any such disturbance, migration, leaching or Release of any Hazardous Substance continuing or caused by LANDLORD after the date hereof; or

                          (D) Any quantity of a Hazardous Substance which was at
the Shared Site and disposed of off the Shared Site in any such case, prior to the date hereof, or disposed of or caused by LANDLORD after the date hereof.

                     Notwithstanding the foregoing clauses (A) through (D) above (collectively, LANDLORD's "Environmental Indemnities"), LANDLORD's indemnity does not extend to Environmental Claims or Losses associated with soil excavation, characterization or disposal by/for TENANT after the date hereof (as for example and not a limitation, excavation, characterization or disposal undertaken during construction or facility modification as permitted pursuant to the terms hereof) and such Environmental Claims or Losses shall be borne by TENANT.

                     (2) TENANT agrees to indemnify, release, defend and hold harmless LANDLORD from and against all Environmental Claims or Losses which arise, or are alleged to arise, from or in connection with:

                          (A) TENANT's release of a Hazardous Substance in
violation of any Environmental Law at the Shared Site (whether on or off the Shared Site) occurring on or after the Commencement Date;

                          (B) TENANT's violation of any Environmental Law at the
Shared Site (whether on or off the Shared Site) occurring on or after the Commencement Date;

                          (C) The generation, manufacture, refining,
transportation, treatment, storage, handling, disposal, discharge, Release or spill of any Hazardous Substance at the Shared Site by TENANT or its contractors or subcontractors; and

                          (D) Any disturbance, migration, leaching or Release of
any Hazardous Substances on, onto, near, under or otherwise affecting the Shared Site (including, without limitation, the LEASED PREMISES), provided that the origin, disturbance, migration, leaching or release of the Hazardous Substance was due to the actions or operations of TENANT or its contractors or subcontractors.

                     (3) Where LANDLORD and TENANT have jointly caused any Environmental Claims or Losses, whether or not a third party's acts or omissions also were causal, TENANT and LANDLORD shall contribute to their common liability a pro rata share based upon the relative degree of fault of each (including attorneys' fees and other costs of defense). Each party hereto shall bear its own attorneys' fees and costs of defense, subject to reimbursement by the other party, until:

                          (A) There is a final court judgment allocating fault
between the LANDLORD and TENANT; or

                          (B) LANDLORD and TENANT otherwise agree to an
allocation.

                     Upon the occurrence of an event described in clauses (A) or
(B) above, TENANT shall reimburse LANDLORD for that portion of the past costs, attorneys' fees and defense costs incurred by LANDLORD which is equal to TENANT's share of the allocation, or LANDLORD shall reimburse TENANT for that portion of the past costs, attorneys' fees and defense costs paid by TENANT which is equal to LANDLORD's share of the allocation, whichever is applicable. Thereafter, LANDLORD and TENANT shall share the costs according to the allocation.

                     (4) In the event of any Environmental Claims and/or Losses for which a party hereto is entitled to indemnity hereunder, the party seeking indemnity shall immediately notify in writing the indemnifying party of such matter, shall fully cooperate with the indemnifying party in the defense of the Environmental Claims and/or Losses and, at the indemnifying party's cost, permit the indemnifying party's attorneys to handle and control the conduct and/or settlement of such Environmental Claims and/or Losses, including making personnel and records available for the defense. In no event shall the indemnifying party agree to a settlement that contains a non-monetary component without the consent of the indemnified party, which consent not to be unreasonably withheld or delayed. The above indemnification provision is contingent upon the indemnified party promptly turning over the complete control of the Environmental Claims and/or Losses to the indemnifying party.

              (xi)   Limitation. The foregoing indemnities are subject to the
                     ----------
provisions of subparagraph 15(c). Furthermore, nothing contained herein shall prohibit either party hereto from seeking restitution or contribution from third parties.

              (xii)  Survival. The provisions of this subparagraph 5(g) shall
                     --------
expressly survive the expiration or earlier termination of this Lease.

         (h)  Criminal Background Checks. Prior to hiring or assigning any
              --------------------------
employee to perform work at the LEASED PREMISES, TENANT shall have performed a criminal background check to determine whether such employee has been convicted of any felony crimes, felony crimes plea bargained to a lesser charge, or previous misdemeanor crime. TENANT shall not, without LANDLORD's prior written approval, permit an employee to work at the LEASED PREMISES if that employee has within the prior seven year period been convicted of any felony crimes, felony crimes plea bargained to a lesser charge, or previous misdemeanor crime. TENANT's criminal background check program must be in compliance with the Fair Credit Reporting Act and LANDLORD's Contractor Criminal Background Investigation Requirements, a copy of which has been provided to TENANT.

     6.  UTILITIES AND SERVICES.

         (a)  General. LANDLORD shall furnish the LEASED PREMISES with those
              -------
utilities and services necessary to use the LEASED PREMISES for the purposes described in subparagraph 5(a) above, including without limitation those identified on the Shared Utilities and Ancillary Rent Services Exhibit. LANDLORD and TENANT hereby agree that the Shared Utilities and Ancillary Rent Services Exhibit shall govern the provision of such services in connection with the TENANT's use of the LEASED PREMISES. LANDLORD shall provide shared utilities and ancillary rent services to TENANT using the same degree of care as it exercises in providing such utilities and services for its own use, and nothing in this Lease shall imply or require that LANDLORD shall meet a higher standard of care which might be applicable to commercial providers of such services. Nothing in this Lease shall require LANDLORD to favor TENANT over the businesses of LANDLORD, nor shall LANDLORD favor its business over the TENANT's business in providing such utilities and services. Should TENANT's use of shared utilities or services require LANDLORD to expand, modify or modernize its equipment or distribution lines to provide such utilities or services, and TENANT requests that LANDLORD proceed with such expansion, modification or modernization after written notice from LANDLORD of the need therefor, the cost of such work shall be for TENANT's account, unless agreed otherwise. Should LANDLORD, in it's sole discretion expand, modify, or modernize its equipment or distribution lines to provide such utilities or services, the cost thereof shall be apportioned fairly between LANDLORD, TENANT and any other tenants at the Shared Site. All utilities and services shall be provided by employees of LANDLORD or its affiliates, or at LANDLORD's election, by third parties to whom it has contracted. All references in this Lease to LANDLORD providing a utilities or services shall include both provision by the LANDLORD and indirect provision by third parties. TENANT agrees that the utilities or services provided by third parties are conditioned upon performance by such third parties under their separate agreements between LANDLORD and such third parties. LANDLORD reserves the right to purchase any utilities or services from a third party or to change a third party provider. In no event shall TENANT be entitled to re-sell or supply any utilities or ancillary rent service to a third party. LANDLORD shall not be required to provide TENANT extraordinary levels of service that are above the ordinary levels, special studies, training, or the like.

         (b)  Temporary Shutdown. LANDLORD, at its sole and absolute discretion,
              ------------------
shall have the right to shut down and/or suspend any utility or ancillary rent service, in whole or in part, at any time for reasons of safety, health or environment. In this regard, LANDLORD will use good faith efforts and reasonable diligence to address such safety, health or environmental matters, and TENANT shall fully cooperate with LANDLORD. LANDLORD shall use good faith efforts and reasonable diligence to expeditiously resume the supply of the affected utility or ancillary rent service after, in the sole and absolute judgment of LANDLORD, such concern is abated. Further, in the event of a temporary partial loss of a utility or ancillary rent service due to equipment failure or Force Majeure causes, LANDLORD will fairly allocate such portions of the affected utilities or ancillary rent services between LANDLORD's operations, TENANT and other tenants of the Shared Site. If any utility or service is not fully restored within fifteen (15) days of the shut down or suspension thereof, and if such shut down or suspension materially interferes with TENANT's use and enjoyment of the LEASED PREMISES, LANDLORD shall proportionately reduce the rent due hereunder during the period of material interference.

         (c)  LANDLORD Not a Public Utility. It is understood that neither party
              -----------------------------
hereto considers LANDLORD to be a regulated public utility. Furthermore, neither party intends by this Lease to engage in the business of being a public utility or to enjoy any of the powers and privileges of a public utility or by its performance of its obligations to dedicate to public or quasi-public use or purpose any of the facilities which it operates, and each party agrees that the execution of this Lease shall not, nor shall any performance or partial performance, be or ever be deemed, asserted or urged by a party to be a dedicated public or quasi-public use of any such facilities of the other party, or as subjecting the other party to any jurisdiction or regulation as a public utility. Notwithstanding the foregoing, should LANDLORD be determined to be a public utility or should LANDLORD determine in good faith based on the advice of counsel that there is a material risk of it being deemed to be a public utility LANDLORD may terminate the affected utility or service(s) upon not less than ninety (90) days' written notice to TENANT. Notwithstanding the foregoing, in the event LANDLORD receives an order from any governmental authority requiring LANDLORD to cease providing a service in less than ninety (90) days and LANDLORD is unable to timely obtain a stay of enforcement of that order after exercising its good faith efforts to do so, LANDLORD shall immediately notify TENANT of such occurrence and may terminate such utility or ancillary rent service consistent with the time period set forth in that order. Upon request by TENANT and at TENANT's expense, LANDLORD must appeal such order and/or seek a stay of enforcement, so LANDLORD can continue providing such utility or ancillary rent service pending appeal of that order. If any utility or service is not fully restored within fifteen (15) days LANDLORD ceases to provide it, and if such cessation of a utility or service materially interferes with TENANT's use and enjoyment of the LEASED PREMISES, LANDLORD shall proportionately reduce the rent due hereunder during the period of material interference.

         (d)  No Representations. LANDLORD MAKES NO REPRESENTATION OR WARRANTY
              ------------------
OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY ARISING FROM OPERATION OF LAW OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY UTILITY OR SERVICE PROVIDED HEREUNDER, THE QUALITY OR CONDITION THEREOF, OR ANY OTHER

MATTER. TENANT ASSUMES ALL RISK AND LIABILITY RESULTING FROM ITS RECEIPT AND/OR USE OF A UTILITY OR SERVICE.

         (e)  Telecommunications Infrastructure. LANDLORD is not providing any
              ---------------------------------
telecommunications services to TENANT hereunder, but LANDLORD shall nonetheless provide, at LANDLORD's sole cost and expense (or the expense of a third party provider), all necessary trenching and other work to enable the LEASED PREMISES to have access to such cabling, switching and other equipment as is suitable for the use described in subparagraph 5(a) above. TENANT, together with any third party provider, shall be solely responsible for the design and functionality of any telecommunications system installed in the LEASED PREMISES.

         (f)  Non-Standard Services. In the event that TENANT requests LANDLORD
              ---------------------
to provide any non-standard service, or any service not contemplated by Exhibit "E," LANDLORD shall have the option of providing such service, but shall have no obligation to do so. If LANDLORD elects to provide the service, it will be provided on terms and conditions agreed upon by the parties, including without limitation the costs thereof.

     7. SIGNS. No signs, advertisements or notices (other than those required by law) shall be affixed to or placed upon any part of the LEASED PREMISES by TENANT or anyone acting for or on behalf of TENANT, other than identification signage on each of the portions comprising the LEASED PREMISES that are consistent with identification signs used by other tenants (current or former) of the Shared Site, provided that LANDLORD first approves signage, such approval not to be unreasonably withheld, conditioned or delayed. If at any time TENANT desires to modify such signage or to affix or place new signage upon any part of the LEASED PREMISES, any such signage shall be affixed in a manner and be of such size, design and color as shall be (i) consistent with the signs utilized by LANDLORD on or in the portions of space comprising the LEASED PREMISES or in the vicinity of the LEASED PREMISES, (ii) compliant in all respects with local zoning and/or other municipal ordinances; and (iii) approved in advance in writing by LANDLORD, which approval shall not be unreasonably withheld, conditioned or delayed. TENANT at its sole cost and expense shall remove such sign or signs upon the termination of this Lease. Any defacement or damage to the Building or the LEASED PREMISES caused by such sign or signs or the installation or removal thereof shall be repaired promptly by TENANT.

     8. ASSIGNMENT AND SUBLETTING. TENANT shall not assign, convey, transfer, sublet, mortgage, encumber or otherwise dispose of all or any portion of its rights and obligations under this Lease without the prior written consent of the LANDLORD, which consent may not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, TENANT may assign, convey, transfer, sublet or otherwise dispose of all or any portion of its interest in, or its rights and obligations under, this Lease to any Affiliate of the TENANT. For purposes of this Paragraph 8, the term "Affiliate" means any entity who, directly or indirectly, controls or is controlled by or is under common control with TENANT, whether through the ownership of voting securities or by contract or otherwise. For this purpose, "control" means the ownership, directly or indirectly, of at least fifty percent (50%) of the outstanding stock if such entity is a corporation, or other equity interest if such entity is not a corporation, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or by contract or otherwise. In the event of any permitted assignment or sublet, TENANT shall nonetheless remain liable for the performance of all of the obligations of the tenant hereunder.

     9.  CONDITION OF PREMISES.

         (a)  Representations. To induce TENANT to enter this Lease and take
              ---------------
possession of the LEASED PREMISES, LANDLORD hereby represents and warrants to TENANT as follows:

              (i) The LEASED PREMISES and the operation thereof complies in all material respects with all applicable federal, state and local laws, regulations, codes, orders, ordinances, rules and statutes and any restrictive covenants applicable to the LEASED PREMISES. LANDLORD has obtained all permits, approvals and licenses necessary for the Shared Site and the use thereof. The purposes for which the LEASED PREMISES may be used pursuant to subparagraph 5(a) are permitted within the zoning classification of the Shared Site or appropriate zoning relief from such classification has been obtained and is in effect.

              (ii) The improvements and Fixtures included in the LEASED PREMISES have been kept and maintained in good working order and condition and will be in such condition as of the Commencement Date.

              (iii) As of each delivery date, each portion of space comprising the LEASED PREMISES (A) will have been decommissioned in accordance with all applicable Laws, including Environmental Laws, and in accordance with DuPont's PSGs, (B) decontaminated in accordance with the procedures set forth on Exhibit "F," and (C) to LANDLORD's knowledge, will not contain any lead-based paint, asbestos or asbestos containing materials, polychlorinated biphenyls or urea formaldehyde foam insulation.

         (b)  No Alterations. TENANT acknowledges that LANDLORD has no
              --------------
obligation to alter, remodel or improve the LEASED PREMISES and that LANDLORD's obligations are limited to delivering the LEASED PREMISES to TENANT in the condition specified in subparagraph (a) above.

         (c)  Joint Inspection. At the time of occupancy, TENANT shall inspect
              ----------------
and execute the "Chemical Laboratory Final Check List," a copy of which has been provided to TENANT, to acknowledge the condition of laboratory space.

     10. ALTERATIONS.

         (a)  General Provisions. TENANT shall have no right to make any
              ------------------
alterations, installations, changes and improvements whatsoever in and upon the LEASED PREMISES without the prior written consent of LANDLORD, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that TENANT shall have the right to make those initial alterations for TENANT's occupancy which are more particularly identified on Exhibit "D" attached hereto and made a part hereof.

         (b)  Rights of Removal. Upon termination or expiration of this Lease or
              -----------------
at any time during the continuance hereof (but provided that no Event of Default shall have occurred and be continuing hereunder), (i) TENANT shall have the right to remove from the LEASED PREMISES any articles of personal property or trade fixtures made or installed by TENANT (which does not include any hoods, duct work, stacks, blowers, casework and any other generic laboratory equipment that are existing on the date hereof which may be deemed to be trade fixtures (collectively, "Excluded Trade Fixtures"), and (ii) except as otherwise agreed in writing by the parties, TENANT shall have the right to remove from the LEASED PREMISES any alterations, installations, changes, improvements or other property, including fixtures (other than Excluded Trade Fixtures), made or installed by TENANT whether or not constituting or becoming a part of the LEASED PREMISES and whether made or installed under subparagraph 10(a) or otherwise; provided that, in the case of both clause (i) and clause (ii) above, any damage caused by such removal will be fully repaired by TENANT at TENANT's sole cost and expense prior to surrender of the LEASED PREMISES.

         (c)  Obligation to Remove. Upon termination or expiration of this
              --------------------
Lease, (i) LANDLORD shall have the right to require TENANT to remove from the LEASED PREMISES all articles of TENANT's property, whether fixtures or personalty, other than any alterations, installations, changes or improvements made by TENANT to the LEASED PREMISES in accordance with the provisions of subparagraph 10(a) hereof, whether or not the same have become an actual part thereof, and any damage caused by any such removal will be fully repaired by TENANT at TENANT's sole cost and expense prior to the surrender of the LEASED PREMISES, and (ii) in the event TENANT fails to remove any property from the LEASED PREMISES as and when required by LANDLORD in accordance with clause (i) of this subparagraph 10(c), LANDLORD shall have the right to (x) remove, transport and dispose of same (without taking title or ownership thereto); and
(y) fully repair any damage caused by such removal, and TENANT shall indemnify and hold harmless LANDLORD for any costs, expenses or liabilities whatsoever associated with such removal, transportation and disposal and any such repair (other than to the extent any such costs, expenses or liabilities arise from the gross negligence, recklessness or willful misconduct of LANDLORD in performing such activities).

         (d)  Abandonment. Any alterations, installations, changes, improvements
              -----------
or other property which TENANT has placed on the LEASED PREMISES and which is not removed within sixty (60) days following the termination or expiration of this Lease shall be deemed to have been abandoned by TENANT and shall become the property of LANDLORD upon the termination or expiration of this Lease, subject to LANDLORD's rights to remove, transport and dispose of same (without taking title or ownership thereto) at TENANT's sole cost and expense as set forth in subparagraph 10(c) hereof.

         (e)  Compliance with Laws. Any alterations, additions or improvements
              --------------------
made by TENANT shall be made in accordance with applicable federal, state, county and local laws and ordinances and building codes, rules and regulations.

     11. MAINTENANCE AND REPAIRS.

         (a)  TENANT's Responsibilities. TENANT, at its own cost and expense,
              -------------------------
shall keep the interior of the LEASED PREMISES and all improvements made by TENANT in good order and shall be responsible for the full cost of the repair to any such item, unless it is a repair for which LANDLORD is responsible under subparagraph 11(b) below.

         (b)  LANDLORD's Responsibilities. LANDLORD shall keep in good order,
              ---------------------------
condition and repair and replace when necessary the structural portions of each building included in the LEASED PREMISES, the roof and roof membrane, foundations, appurtenances, heating, ventilation and air conditioning equipment, electrical systems, plumbing systems, lighting, storm drainage and other mechanical systems of the Building, exterior walls and windows of the Building and utility and sewer pipes serving the Building. LANDLORD shall also perform all routine maintenance required at each building included in the LEASED PREMISES, including without limitation painting, repairing broken glass and ordinary maintenance of all such building components. LANDLORD shall also be responsible for repairing any damage to the LEASED PREMISES caused by leaks in the roof, bursting pipes (by freezing or otherwise) or by defects in any building. LANDLORD shall keep all roads and sidewalks on the Shared Site in a neat and clean condition and promptly remove all dirt, trash, snow and ice therefrom.

         If LANDLORD fails to make any repairs required by this Lease within fifteen (15) days of LANDLORD's receipt of written notice from TENANT of need therefor (except in the event of an emergency in which case TENANT shall only have to wait a period of time that is reasonable under the circumstances), and if such failure materially interferes with TENANT's use and enjoyment of the LEASED PREMISES, TENANT may make such repairs and offset the cost thereof against base rent and other amounts due under this Lease and may recover the amount thereof from LANDLORD in addition to any other legal or equitable remedies TENANT may have. Notwithstanding the foregoing, if LANDLORD shall have commenced to make such repairs within such fifteen (15) day period (or shorter period in the event of an emergency) and shall be diligently pursuing the completion thereof, TENANT shall not have the right to make such repairs and recover the cost of doing so from LANDLORD unless LANDLORD ceases to diligently pursue the completion thereof.

     12. LIABILITY. LANDLORD in no event shall be liable for any damage or injury to TENANT or any agent, employee or invitee of TENANT, or to any person or persons coming upon the LEASED PREMISES in connection with the occupancy by TENANT or otherwise, or to any goods, chattels, or other property of TENANT or any other person or persons which may during the term of this Lease be located in LEASED PREMISES, which damage or injury has been caused or contributed to by water, rain, snow, breakage of pipes, leakage, casualty (including, without limitation, any damage resulting from a casualty of the nature insured against under a comprehensive policy of property insurance with extended coverage riders) or by any other cause beyond LANDLORD's control, except when caused by the gross negligence, recklessness or willful misconduct of LANDLORD, its invitees, agents or employees. Nothing in this subparagraph 12(a) is intended to limit or otherwise affect LANDLORD's indemnity obligations to TENANT relating to environmental matters as provided in subparagraph 5(g) of this Lease.

     13. ACCESS TO LEASED PREMISES. TENANT shall permit LANDLORD to enter upon the LEASED PREMISES at all times in an emergency and otherwise at all reasonable times upon reasonable notice (which shall mean at least 48 hours prior notice) for the purpose of inspecting the same and/or providing services pursuant to Paragraph 6 and the Shared Utilities and Ancillary Rent Services Exhibit and/or maintenance or making repairs pursuant to subparagraph 11(a) hereof, and/or making improvements or replacements pursuant to subparagraph 11(b) hereof and/or making any repairs or rebuilding under Paragraph 14 hereof.

     14. CASUALTY.

         (a)  Non-Material Casualty. In the event that fire or other casualty
              ---------------------
damages the LEASED PREMISES to an extent that does not materially interfere with TENANT's use thereof as permitted under subparagraph 5(a) hereof, LANDLORD shall repair the LEASED PREMISES promptly after such casualty at its sole cost and expense.

         (b)  Material Casualty. In the event that fire or other casualty
              -----------------
damages the LEASED PREMISES to an extent that materially interferes with TENANT'S use thereof as permitted under subparagraph 5(a) hereof, LANDLORD shall proportionately reduce the rent due hereunder during the period of material interference, and LANDLORD shall have the option, in its sole discretion, of rebuilding or repairing the LEASED PREMISES at its sole cost and expense; provided, however, that LANDLORD shall rebuild or repair the LEASED PREMISES if such rebuilding or repairs are reasonably estimated as being capable of rebuilding or repair for less than $100,000.00. If LANDLORD is not required and elects not to rebuild or repair the LEASED PREMISES and continued occupancy thereof is otherwise lawful, LANDLORD shall so inform TENANT and TENANT may (i) vacate the part of the LEASED PREMISES rendered unusable by the fire or other casualty and continue to occupy the remainder of the LEASED PREMISES and to pay the proportionately reduced rent, or (ii) promptly quit the LEASED PREMISES by notifying LANDLORD in writing of TENANT's election to terminate this Lease and thereafter this Lease shall terminate as of the effective date of such notice and TENANT shall be entitled to a refund for any unearned rent paid or credited in advance to LANDLORD. If LANDLORD elects not to rebuild the LEASED PREMISES and continued occupancy thereof is unlawful, LANDLORD shall so inform TENANT, and TENANT shall promptly quit the LEASED PREMISES at which time this Lease shall terminate and TENANT shall be entitled to a refund for any unearned rent paid or credited in advance to LANDLORD. If LANDLORD is not required but does elect to rebuild or repair, LANDLORD shall notify TENANT within thirty (30) days of learning of the casualty of its intention to rebuild or repair, which notice shall provide TENANT with LANDLORD's good faith estimate of the time needed to complete the rebuilding or repairing, and this Lease shall remain in full force and effect (with the rent proportionately reduced until such rebuilding or repairing is complete); provided, however, that in the event that (i) LANDLORD's reasonable estimate indicates that rebuilding or repairing would take longer than six (6) months, or (ii) rebuilding or repairing in fact takes longer than six (6) months, TENANT may thereupon quit the LEASED PREMISES and within five
(5) days after vacating the LEASED PREMISES notify LANDLORD in writing of TENANT's election to terminate this Lease, in which case this Lease shall terminate as of the date of LANDLORD's receipt of such notice and TENANT shall be entitled to a refund for any unearned rent paid or credited in advance to LANDLORD. If TENANT fails to notify LANDLORD of TENANT's election to quit the LEASED PREMISES in accordance with this Paragraph 14, TENANT shall be liable for rent accruing to the date of LANDLORD's actual knowledge of TENANT's vacation or impossibility of further occupancy. Notwithstanding any other provision to the contrary, LANDLORD shall have the right to retain any and all insurance proceeds regardless of its decision regarding rebuilding or repairing the LEASED PREMISES.

         (c) TENANT shall bear the risk of loss for all its personal property (and all personal property of its employees and invitees) including improvements and fixtures within the LEASED PREMISES.

         15. ADDITIONAL INDEMNITY.

         (a)  TENANT Indemnity. Except as otherwise herein provided (including,
              ----------------
without limitation, as provided in subparagraph 5(g) hereof), TENANT, promptly following demand by LANDLORD, shall indemnify and hold LANDLORD safe and harmless from and against any and all Losses (i) on account of the death of or injury to any person or persons or the damage to or destruction of any property arising from or growing out of TENANT's use and occupancy of the LEASED PREMISES or (ii) resulting from any failure by TENANT to perform or observe any covenant or agreement to be performed or observed by TENANT under this Lease, but only to the extent such Losses are not caused by the gross negligence or willful misconduct of LANDLORD. The provisions of this subparagraph 15(a) shall expressly survive the expiration or earlier termination of this Lease.

         (b)  LANDLORD Indemnity. LANDLORD, promptly following demand by TENANT,
              ------------------
shall indemnify and hold TENANT safe and harmless from and against any and all Losses (i) on account of the death of or injury to any person or persons or the damage to or destruction of any property arising from or growing out of LANDLORD's use and occupancy of the Shared Site other than the LEASED PREMISES (including without limitation the portion of Building 300 not occupied by TENANT) or (ii) resulting from any failure by LANDLORD to perform or observe any covenant or agreement to be performed or observed by LANDLORD under this Lease, but only to the extent such Losses are not caused by the gross negligence or willful misconduct of TENANT. Nothing in this subparagraph 15(b) is intended to limit or otherwise affect LANDLORD's indemnity obligations to TENANT relating to environmental matters as provided in subparagraph 5(g) of this Lease. The provisions of this subparagraph 15(b) shall expressly survive the expiration or earlier termination of this Lease.

         (c)  Limitations. All indemnity obligations of LANDLORD and TENANT
              -----------
arising under this Lease, and all claims, demands, damages and losses assertable by LANDLORD and TENANT against the other in any suit or cause of action arising out of or relating to this Lease, the LEASED PREMISES or the Shared Site, or the use and occupancy thereof, are limited as follows:

              (i) By the releases and waivers expressed herein, including, without limitation, the mutual releases and waivers of rights set forth in Paragraph 12 above and subparagraph 20(d) below;

              (ii) All claims for indemnification and other recoveries shall be limited to direct, proximately caused damages and exclude all consequential or indirect damages, including, but not limited to, business loss or interruption, suffered by the party asserting the claim or seeking the recovery; and

              (iii) In the event that LANDLORD and TENANT (or the persons for whom they are liable as expressly set forth herein) are determined to be contributorily responsible for the indemnified injury or loss, each indemnitor's obligation shall be limited to the indemnitor's equitable share of the losses, costs or expenses to be indemnified against based on the relative culpability of each indemnifying person whose negligence or misconduct contributed to the injury or loss.

     16. EVENTS OF DEFAULT AND REMEDIES.

         (a)  General. If TENANT (i) fails to pay any base rent or Additional
              -------
Rent when due and payable hereunder or under the Shared Utilities and Ancillary Rent Services Exhibit and such failure continues for a period of ten (10) days after written notice thereof is given to TENANT by LANDLORD, or (ii) fails to perform or observe any other covenant or agreement set forth in this Lease in accordance with the terms hereof and such failure continues for a period of thirty (30) days after written notice thereof is given to TENANT by LANDLORD, then, in either of such events, if so declared in writing by LANDLORD, such event or circumstance shall constitute an "Event of Default" Notwithstanding the foregoing, in the case of failure described in clause (ii) of the preceding sentence, if the failure cannot with due diligence be cured within thirty (30) days from and after the giving of notice by LANDLORD as aforesaid, and if TENANT commences to cure such failure and proceeds diligently and with reasonable dispatch to take such steps and do such work as may reasonably be required to cure such failure, then LANDLORD shall not have the right to declare an Event of Default.

         (b)  Additional Events of Default. Any of the following shall also
              ----------------------------
constitute an Event of Default: (i) TENANT is adjudicated a bankrupt, (ii) TENANT institutes proceedings for a reorganization or for an arrangement under the bankruptcy laws of the United States codified as Title 11 of the United States Code ("Bankruptcy Act") or (iii) an involuntary petition in bankruptcy is filed against TENANT under the Bankruptcy Act, which is not dismissed or vacated within ninety (90) days.

         (c)  Remedies. Upon the occurrence of an event or circumstance
              --------
constituting an Event of Default under subparagraph 16(b), or the declaration of an Event of Default under subparagraph 16(a), LANDLORD (i) shall have the right, upon the giving of five (5) days' advance written notice to TENANT, to terminate this Lease and if such Event of Default shall not have been cured by TENANT within such five (5) day period, this Lease shall terminate and expire at midnight on such fifth day and (ii) shall have all other rights and remedies provided by law or in equity.

     17. EMINENT DOMAIN. If the whole or any part of the LEASED PREMISES shall be taken by any public authority under the power of eminent domain such as to materially interfere with TENANT's use thereof as permitted under Paragraph 5(a) hereof, then the terms of this Lease shall cease on the part so taken on the date possession of that part is surrendered, and from that day TENANT shall have the right either (i) to cancel this Lease and declare the same null and void, giving written notice to LANDLORD of same, and to be entitled to any unearned rent paid or credited in advance, or (ii) to continue in possession of the remainder of the LEASED PREMISES under the terms herein provided, giving written notice to LANDLORD of same, except that the base rent and TENANT'S SHARE shall be equitably adjusted by

LANDLORD and TENANT as may be appropriate in light of the portions of the Building taken in such proceeding. Notwithstanding anything to the contrary contained herein, TENANT shall not be entitled to share in any portion of the award in respect of such taking.

     18. SUBORDINATION. LANDLORD hereby represents to TENANT that there are no mortgages, judgments or liens encumbering the Shared Site. If requested by LANDLORD from time to time hereafter, TENANT shall subordinate its interest in the LEASED PREMISES to the lien, operation and effect of any mortgage created by LANDLORD, provided that such subordination shall include or be accompanied by a commercially reasonable form of nondisturbance agreement under which the mortgagee agrees that, in the event of a mortgage foreclosure or conveyance in lieu of foreclosure or otherwise, this Lease shall continue as a Lease between LANDLORD's successor, as landlord, and TENANT, as tenant, with the same force and effect as if LANDLORD's successor and TENANT had entered into a Lease containing the same terms, covenants and conditions as those contained in this Lease, including the rights of renewal thereof for a term equal to the unexpired term of this Lease.

     19. SURRENDER. On or before the Expiration Date or prior termination of this Lease, TENANT shall peaceably surrender the LEASED PREMISES, and the LEASED PREMISES shall be turned over to LANDLORD (i) in substantially the condition existing on the date of this Lease (ordinary wear and tear, damage by casualty and repairs that are LANDLORD's responsibility hereunder excepted), (ii) in compliance with the conditions and requirements specified in subparagraphs 5(f), 5(g), 10(b) and 10(c) and in Paragraph 7, (iii) having been decommissioned in accordance with all applicable Laws, including Environmental Laws, and in accordance with DuPont's PSGs, and (iv) having been decontaminated in accordance with the procedures set forth on Exhibit "F." Any personal property remaining within the LEASED PREMISES after termination shall be treated as provided for in Paragraph 10 hereof.

     20. INSURANCE.

         (a)  TENANT's Insurance. TENANT shall obtain and keep in effect during
              ------------------
the term of this Lease, from one or more reputable insurance companies licensed to do business in the State of Delaware:

              (i) Comprehensive general liability insurance policy (Occurrence Form), including Blanket Contractual Liability, Product/Completed Operations, Broad Form Property Damage, and Personal Injury in a combined single limit for Bodily Injury and Property Damage not less than $2,000,000 per occurrence. Such policy shall name LANDLORD as an additional insured and shall contain a waiver of subrogation in favor of LANDLORD. Each such policy shall contain a thirty (30) day prior written notice provision to LANDLORD prior to any such cancellation or termination. TENANT may provide its insurance coverage for the LEASED PREMISES through a blanket or umbrella policy.

              (ii) Workers' Compensation - Statutory; Employer's Liability - $1,000,000 per accident/per employee; and such other generic insurance as may be required by law.

              (iii) Business Auto Liability, in a combined single limit for Bodily Injury and Property Damage - $1,000,000 per occurrence.

         TENANT shall further file a certificate of insurance evidencing the above required minimum coverage with LANDLORD's designee. Neither the failure of TENANT to comply with any or all of the insurance provisions of this Lease, nor the failure to secure endorsements on policies as may be necessary to carry out the terms and provisions of this Lease, shall be construed to limit or relieve TENANT from any of its obligations under this Lease, including this insurance paragraph.

         (b)  LANDLORD's Insurance. LANDLORD shall either obtain and keep in
              --------------------
effect fire and extended coverage casualty insurance ("Casualty Insurance") in the amount of the full replacement cost of the LEASED PREMISES or, if permitted by subparagraph 20(c) below, establish a self-insurance program in lieu of obtaining third party insurance in accordance with the requirements of subparagraph 20(c). Neither the failure of LANDLORD to comply with any or all of the insurance provisions of this Lease, nor the failure to secure endorsements on policies as may be necessary to carry out the terms and provisions of this Lease, shall be construed to limit or relieve LANDLORD from any of its obligations under this Lease, including this insurance paragraph.

         (c)  Self-Insurance. Notwithstanding anything to the contrary contained
              --------------
herein, for so long as (i) E.I. du Pont de Nemours and Company is the LANDLORD hereunder, (ii) E.I. du Pont de Nemours and Company has a net worth in excess of $2,000,000,000, and (iii) E.I. du Pont de Nemours and Company has an investment grade credit rating from each of the nationally recognized rating agencies then rating its debt, LANDLORD may self-insure in lieu of obtaining or keeping in effect third party insurance (including, without limitation, Casualty Insurance) relating to the Shared Site, including the LEASED PREMISES.

         (d)  Release and Waiver of Subrogation. Any provision of this Lease to
              ---------------------------------
the contrary notwithstanding, LANDLORD and TENANT hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise (a) from any and all liability for any loss or damage to the property of the releasing party, (b) for any loss or damage that may result, directly or indirectly, from the loss or damage to such property (including rental value and business interruption), and (c) from legal liability for any loss or damage to property (no matter who the owner of the property may be), all to the extent that the releasing party's loss or damage is insured or, if not insured, was insurable under commercially available fire and extended coverage property insurance policies, including additional coverages typically obtained by owners and tenants of comparable premises, even if such loss or damage or legal liability shall be caused by or result from the fault or negligence of the other party or anyone for whom such party may be responsible and even if the releasing party is self insured in whole or in part or the amount of the releasing party's insurance is inadequate to cover the loss or damage or legal liability. It is the intention of the parties that LANDLORD and TENANT shall look solely to their respective insurance carriers or self-insurance programs for recovery against any such property loss or damage or legal liability, without (in the case of third party coverage) such insurance carriers having any rights of subrogation against the other party.

     21. QUIET ENJOYMENT. LANDLORD warrants its right to create the leasehold interest created herein and covenants that TENANT, upon paying the rent and all other sums and charges to be paid by it under this Lease, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall have peaceful, quiet and uninterrupted possession of the LEASED PREMISES during the term of this Lease, including any Renewal Term.

     22. MAINTENANCE OF RECORDS/INSPECTION. LANDLORD shall maintain or cause to be maintained in the ordinary course of business, books and records relating to its calculation of rent due hereunder and the costs of water, sewer and electric charged to TENANT hereunder. LANDLORD shall make such records available for inspection by TENANT during regular business hours and upon reasonable notice (or by an independent accountant or other designee of TENANT to which LANDLORD does not have reasonable objection); provided, however, that any such inspection by TENANT shall not occur more than once each calender quarter and shall be conducted in a manner which does not interfere unreasonably with the operation of the day-to-day business affairs of LANDLORD.

     23. JURISDICTION; FORUM; ETC. Any controversy, claim or issue arising out of or relating to either party's performance under this Lease or the interpretations, validity or effectiveness of this Lease shall, upon the written request of either party, be referred to designated senior management representatives of LANDLORD and TENANT for resolution. Such representatives shall promptly meet and, in good faith, attempt to resolve the controversy, claim or issue referred to them. If TENANT and LANDLORD cannot so resolve such controversy, claim or issue, then upon written notice from either party within the next sixty (60) days, the parties will attempt in good faith to resolve the dispute through mediation to be held in Wilmington, Delaware, unless the parties otherwise agree upon another location. If the controversy, claim or issue is not resolved through mediation, then such controversy, claim or issue shall be settled by binding arbitration before the American Arbitration Association ("AAA") to be held in Wilmington, Delaware, unless the parties otherwise agree upon another location. Such arbitration shall be conducted in accordance with AAA's then current Commercial Arbitration Rules. The award rendered by the arbitrator or arbitrators shall be final and unappealable, and judgment may be entered upon the award in accordance with applicable law in any Court having jurisdiction thereof. The non-prevailing party in such arbitration shall be required to reimburse the prevailing party its reasonable attorneys' fees and costs incurred in such arbitration and any action to enter judgment upon the arbitration award.

     24. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopied (which is confirmed) or sent by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized overnight delivery service to the parties at the following addresses:

              If to TENANT, to:

              Incyte Genomics Inc.
              3160 Porter Drive
              Palo Alto, CA 94304

              Attn.:   Robin Weckesser

              With a courtesy copy to:

              Incyte Genomics Inc.
              3160 Porter Drive
              Palo Alto, CA 94304
              Attn.:   General Counsel

              If to LANDLORD, to:

              E.I. du Pont de Nemours and Company
              1007 Market Street
              Wilmington, DE  19898
              Attn: Corporate Real Estate.
                    Room: D-12090

or to such other address as LANDLORD or TENANT may specify by notice to the other (provided that notice of any change of address shall be effective only upon receipt thereof).

     25. CORPORATE COVENANTS AND REPRESENTATIONS. Each person executing this Lease on behalf of LANDLORD and TENANT hereby covenants and warrants that LANDLORD or TENANT, as applicable, is a duly constituted corporation qualified to do business in the State of Delaware and that such person is duly authorized to execute and deliver this Lease on behalf of TENANT.

     26. INTEGRATION. This Lease and the documents referred to herein set forth all the agreements, conditions and understandings between LANDLORD and TENANT relative to the LEASED PREMISES, and there are no promises, agreements, conditions or understandings, either oral or written, between them other than that certain Confidentiality Agreement dated February 5, 2002 by and between them (which agreement may be amended from time to time). No subsequent alteration, amendment, supplement, change or addition to this Lease shall be binding upon LANDLORD or TENANT unless reduced to writing and signed by both parties hereto.

     27. NO PARTNERSHIP. The parties do not intend to create any partnership or joint venture between themselves with respect to the LEASED PREMISES or any other matter. In all matters relating to this Lease, both parties will be acting solely as independent contractors and will be solely responsible for the acts of their employees, officers, directors, contractors and agents. Employees, agents, or contractors of one party shall not be considered employees, agents, or contractors of the other party. Neither party shall have the right, power, or authority to create any obligation, express or implied, on behalf of the other party.

     28. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     29. HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Lease.

     30. SEVERABILITY. The invalidity or unenforceability of any provision of this Lease shall not affect the validity or enforceability of any other provisions of this Lease, each of which shall remain in full force and effect.

     31. SUCCESSION. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     32. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     33. INTERPRETATION.

         (a) Reference to any law, or to any provision of any law, in this Lease shall include any modification or reenactment of that legislation or legislation substituted therefor and all legislation, orders, regulations and amendments issued under such legislation.

         (b) Reference to any party shall include a reference to its legal successors and permitted assignees.

     34. BROKERS. LANDLORD covenants, represents and warrants to TENANT that LANDLORD has had no dealing or negotiations with any broker or agent or finder in connection with respect to this Lease other than CRESA Partners and CB Richard Ellis (collectively, the "Brokers"). TENANT covenants, represents and warrants to LANDLORD that TENANT has had no dealing or negotiations with any broker or agent or finder in connection with respect to this Lease other than the Brokers. LANDLORD shall pay the Brokers any commission or other fees due in connection with the Lease pursuant to separate agreements. LANDLORD and TENANT each covenant and agree to pay, hold harmless and indemnify the other from and against any and all costs, expenses, including reasonable attorneys' fees, and liability for any compensation, commissions or charges claimed by any other broker or agent with whom the indemnifying party has had any dealings or negotiations with respect to this Lease.

     35. FORCE MAJEURE. "Force Majeure" means, for either party, any circumstance(s) beyond the reasonable control of that party, which prevents full performance of an obligation hereunder. For the avoidance of doubt, the following circumstances shall also constitute a Force Majeure event: failure by a third party to supply (in whole or in part) any utilities or ancillary rent service to the extent that such failure prevents, hinders or delays LANDLORD's ability to provide that utility or ancillary rent service to TENANT; a Governmental Authority notifies LANDLORD or commences a legal or administrative action alleging that provision of a utilities or ancillary rent services results in LANDLORD being deemed a public utility. The party affected by an event constituting Force Majeure shall be excused from performance of its obligations under or pursuant to this Lease if, and to the extent that, performance of such obligations is delayed, hindered or prevented by such Force Majeure.

A Force Majeure may excuse a delay in making any payment due hereunder where the delay in payment was caused by the Force Majeure, but otherwise the parties shall continue to make payments due hereunder for the remaining utilities or ancillary rent services provided hereunder. If a party is in a position of Force Majeure or is aware of the likelihood of a situation constituting Force Majeure arising, it shall notify the other party in writing promptly of the cause and extent of such non-performance or likely non-performance, the date or likely date of commencement thereof and the means proposed to be adopted to remedy or abate the Force Majeure, and the parties shall consult with a view to take such steps as may be appropriate to mitigate the effects of such Force Majeure. If any such Force Majeure continues for more than fifteen (15) days and materially interferes with TENANT's use and enjoyment of the LEASED PREMISES , LANDLORD shall proportionately reduce the rent due hereunder during the period of material interference.

     36. SURVIVAL. The expiration or termination of this Lease shall not affect any rights or obligations that have arisen or accrued hereunder before such expiration or termination.

     37. CONFIDENTIALITY. The cost of utilities and services is confidential business information. It and any other exchange of confidential information shall be governed by the February 5, 2002 Confidentiality Agreement between the parties, as amended from time to time.

     38. DATA TRANSFER AND PRIVACY. Unless otherwise agreed by the parties in writing, any personal information provided by one party to the other hereunder may only be used for conducting the transactions that are the subject of this Lease. Personal information means any information by which the identity of a person could be revealed. Examples of personal information include, but are not limited to, name, address, telephone number, date of birth, social security number, e-mail address or any combination thereof.

     39. NON-SOLICITATION OF DUPONT EMPLOYEES. During the term of the Lease, TENANT will not recruit or solicit for employment any of LANDLORD's current employees.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the day and year first above written.


     Witness:                   E. I. DU PONT DE NEMOURS AND COMPANY


     ---------------------      By:    /s/ Diane L. Boc
     Name:                             Name:  Diane L. Boc
     Title:                            Title: Manager Corporate Real Estate U.S.
                                Region


     Witness:                   INCYTE GENOMICS INC.


     ---------------------      By:    /s/ Roy Whitfield
     Name:                             Name:  Roy A. Whitfield
     Title:                            Title: Chairman of the Board

                                    EXHIBIT A

                         DIAGRAM OF LEASED PREMISES AND
                        LEGAL DESCRIPTION OF SHARED SITE

                                  See Attached

                                    EXHIBIT B

                                 RENTAL SCHEDULE

Building 300 Space

         Dates                   Square Footage     Rental Rate     Monthly Rent
         -----                   --------------     -----------     ------------

Building 300 Delivery Date
to March 15, 2003                 32,557 RSF         $35.00/RSF     $  94,957.92

March 16, 2003 to
Expiration Date                   32,557 RSF         $36.05/RSF     $  97,806.65

Renewal Terms                     32,557 RSF         $37.13/RSF     $ 100,736.78



Building 112

         Dates                    Square Footage     Rental Rate    Monthly Rent
         -----                    --------------     -----------    ------------

Building 112 Delivery Date
to March 15, 2003                 14,415 RSF         $35.00/RSF     $  42,043.75

March 16, 2003 to
Expiration Date                   14,415 RSF         $36.05/RSF     $  43,305.06

Renewal Terms                     14,415 RSF         $37.13/RSF     $  44,602.41

                                    EXHIBIT C

                     DUPONT'S PSGs AND RULES AND REGULATIONS

1) DuPont's PSGs are included in the two (2) volume three-ring binders entitled "Corporate Policies, Standards and Guidelines; Safety, Health and Environmental Manual", dated December 2000, separately delivered to TENANT.

2) For the purposes of this Lease, the "Rules and Regulations" shall consist of the following, each of which have been separately delivered to TENANT:

          .   Procedure 22-1, Air Permitting, 4/1/01

          .   Procedure 22-2, Waste Management and Disposal, 3/31/99

          .   Procedure 22-3, Sewers and Groundwater Protection, 3/1/01

          . DuPont Facilities Services & Real Estate, Waste Guide, Version 4.4, 1/10/02

                                    EXHIBIT D

                     APPROVED INITIAL ALTERATIONS BY TENANT



                                  See Attached

                                    EXHIBIT E

                  SHARED UTILITIES AND ANCILLARY RENT SERVICES



I.     Utilities or Ancillary Services Included in Base Rent

1.  SITE ADMINISTRATION
2.  PROPERTY TAXES
3. BUILDING MAINTENANCE (including facilities engineering support and janitorial)
4.  ROADS AND GROUNDS MAINTENANCE; SNOW REMOVAL
5.  ROUTINE SITE SECURITY
6.  MATERIALS HANDLING;
7.  SITE MAIL SERVICE
8.  BUILDING HEAT
9.  EMERGENCY RESPONSE PROGRAM COORDINATION
10. AIR PERMIT SUPPORT


Terms of Service:

1. SITE ADMINISTRATION

Description: Provide site management services to insure continuity of site and TENANT operations. The site management team will interact with site residents to be sure all site activities and facility infrastructures are aligned with business goals and operations. The site management function also as the external community spokesperson for the Stine-Haskell Research Center. The services include the remaining services described in this Section I.

2. PROPERTY TAXES

Description: Provides management and payment of the charges related to site building depreciation and property taxes. Depreciation rates are set by LANDLORD based on corporate standards and determined by the current level of investment. Local governments levy property taxes and payments are administered by LANDLORD Finance Tax Section.

3. BUILDING MAINTENANCE

Description:

Routine Maintenance - Provides routine building maintenance services. Installation of new services and equipment is normally the financial responsibility of the resident. Building maintenance services may include: asbestos abatement, electrical maintenance, fire & life safety systems maintenance, plumbing, HVAC operation & maintenance, roof maintenance, vertical transportation maintenance, & facilities engineering.

Facilities Engineering - Point of contact to provide technical assistance to building maintenance, HVAC and power/utility operations for buildings at the Stine-Haskell Research Center, including the development and implementation of preventive/predictive maintenance programs, energy conservation and benchmarking studies.

Janitorial - Provide janitorial service per "2001/2002 Janitorial Specifications For Stine-Haskell" guidelines. Janitorial service is provided at offices, laboratories, and warehouses. utilities or ancillary rent services included: office and lab cleaning, common area cleaning (conference rooms, hallways, corridors and stairways) and carpet cleaning. Also included under janitorial service is pest control, ash hauling, interior and exterior window cleaning.

4. ROADS AND GROUNDS; SNOW REMOVAL

Description: Provide roads and grounds maintenance service to office and laboratory residents. The services provided include:

- Roads/Parking Lots/Sidewalks:
- Perform annual inspection of parking areas, sidewalks, paved surfaces and striping
-       Repair, replace or refinish as needed
-       Provide road and parking lot striping
-       Clean all areas as needed

- Landscaping:
-       Ground maintenance
-       Mowing
-       Edging
-       Pruning (trees and bushes)
-       Trash clean-up including between buildings and shed areas
-       Weeding beds

- Mulching/edge beds

- Leaf removal

- Flower planting and maintenance

- Lawn repair and seeding

- Shrub replacement

- Storm damage and clean-up

- Snow Removal:

-       Clear parking lots/sidewalks/roadways of snow or ice, as needed
-       Sand or ice melt application to all areas as needed

-       Sand clean-up
-       Street drain cleaning

5. ROUTINE SITE SECURITY

Description: Provide site security for the protection of people, property, and information. utilities or ancillary rent services include: security pass administration, gate keeping services, routine patrols, incident investigations, emergency response, maintenance of building life safety systems, and proactive/preventative security services including:
- Provide 24 hour/day
- 7 days/week site security.
- Conduct safety/security patrols during off-hours within building.
- Provide monthly safety inspections (per standards) of exit lights and emergency lights. Effect necessary repairs.
- Provide, repair and maintain all building life safety systems per National Fire Protection Association (NFPA), LANDLORD Engineering Guidelines/Standards and local code requirements.
- Provide routine traffic audits, with feedback to business management.
- Maintain a well-trained, professional and courteous site security force.

6. MATERIALS HANDLING

Description: Provides centralized shipping, receiving, and distribution of material and equipment at Stine-Haskell Research Center. This service includes:
- Receipt and shipment of materials such as precious metals, perishables, radioactive, theft-sensitive items and controlled substances.
- Bar-Coded Package Tracking System - Internet based.
- Freight, claims, and problem package management.
- Delivery of packages to loading docks.
- Delivery of packages to offices.

Note: utilities or ancillary rent services do not include off-site materials transportation; waste manifests. TENANT may be required to give LANDLORD appropriate power of attorney to sign shipping/receiving forms on its behalf.

7. SITE MAIL SERVICE

Description: Provides intra-site and external mail services at Stine-Haskell Research Center. This includes mail to/from the U. S. Postal utilities or ancillary rent service, intra-company mail including scheduled daily runs for priority interoffice mail and related distribution services to the various pickup/delivery points. The contract operator providing the mail service also manages postage meters and special pickups, which is handled as a demand service cost. LANDLORD manages the service level and accounting for the mail service contract. Site Mail utilities or ancillary rent service goals include:
- Deliver and pick up mail twice/day at bulk stops (desk to desk - once/day).
- Delivery of mail within two (2) business days between locations within a site.
- Maintain accurate listing for proper individual mail delivery.

8. BUILDING HEAT

LANDLORD will provide environmental comfort (steam) heat to the LEASED PREMISES.

9. SITE. EMERGENCY RESPONSE PROGRAM

Description: LANDLORD coordinates emergency response services for the site. This includes fire response, medical emergency, spill control and other site emergency services. This response is closely coordinated with local authorities.

Additional Terms and Conditions:

1.  Site Emergency Response Program Participation:

(a) TENANT will participate in the Site Emergency Response Program to the extent reasonably requested by LANDLORD, it being the intention of the parties that such participation by TENANT will be on a basis comparable to the participation in the Site Emergency Response Program by individual LANDLORD businesses located at the Stine-Haskell Research Center. It is expected that TENANT's participation will include, but not be limited to, the assignment by TENANT to the Stine-Haskell Research Center emergency response team of such number of TENANT's personnel as the parties may reasonably agree from time to time and the participation by such personnel in training, fire fighting and other activities associated with the Site Emergency Response Program.

(b) TENANT personnel shall be subject to LANDLORD's direction while participating in the Site Emergency Response Program; provided, however, that in no event shall such personnel be deemed employees of LANDLORD in connection with or as a result of their participation in the Site Emergency Response Program.

2.  Response:

(a) In the event TENANT requests LANDLORD's assistance hereunder, LANDLORD shall use all reasonable efforts to provide such assistance as contemplated under the Site Emergency Response Program (including the provision of emergency first aid services), utilizing such personnel and equipment as shall be available at the Stine-Haskell Research Center at that time for that purpose. In the event of simultaneous emergencies at the TENANT facilities and elsewhere on the Stine-Haskell Research Center, the Emergency Director of the Stine-Haskell Research Center shall give priority to the emergency which presents, in his/her sole judgement, the greatest immediate danger or threat of personal injury, death or property damage without regard to the location of the emergency.

(b) If LANDLORD provides assistance to TENANT hereunder, LANDLORD shall be entitled to direct the emergency effort and TENANT shall cooperate fully with LANDLORD in this regard.

10. AIR PERMIT SUPPORT

Executive Summary: LANDLORD will manage the air permitting and record-keeping requirements for the emissions from laboratory fume hoods and ventilated enclosures as produced by TENANT at the Stine Haskell Research Center site ("Services"). These Services shall be provided in conjunction with the TENANT's research and development activities located at the LANDLORD Stine Haskell Research Center ("SHRC"). LANDLORD services shall be provided, and TENANT shall provide to LANDLORD its air emissions data, in compliance with applicable law, related regulations and LANDLORD's own permit and rules ("Compliance"). The services will be provided for only so long as it is permitted under LANDLORD's Title V permit.

TENANT Contact:  Leslie O'Rourke Garret

LANDLORD Contacts:

Name              Telephone                 Fax
-----------------------------------------------------------
Angela Jenkins    (302) 695-3821            (302) 774-1143
Charles Leaberry  (302) 695-4032            (302) 774-3508

Scope:  LANDLORD will:

1. Develop, register, maintain and record TENANT Compliance with air permits and regulations. Submit environmental reports. Obtain regulatory permits and permit renewals under LANDLORD's Title V Air Permit.
2. Provide air pollution modeling to meet Delaware Air toxics requirements, and conduct other air dispersion modeling as reasonably requested by TENANT.
3. Develop procedures and provide training so that the TENANT unit proprietor has the necessary tools to comply with the sites permitting requirements.

Tracking and Reporting: TENANT will be responsible for timely and accurate biannual certifications as required for Compliance with/deviation from LANDLORD's Title V permit.

II. Utilities or Ancillary Services Not Included in Base Rent (i.e., Additional Rent Services)

1) ELECTRICITY
2) WATER AND SEWER

Terms of Service:

LANDLORD will provide electricity, domestic water and sanitary sewer to the TENANT.

- Between 110-220 volt electricity.
- Domestic water for general use, drinking fountains, chilled water, fire protection and sanitary purposes.

- Sanitary waste water/sewer service, for which the TENANT shall meet all site discharge requirements and restrictions.

On the Effective Date, the utility provider for the Shared Site for (a) electricity is Conectiv; (b) domestic water is United Water Delaware and (c) sanitary sewer is New Castle County. Utilities' availability by TENANT is subject at all times by the terms and conditions of the LANDLORD's agreement with these providers.

Electricity and domestic water will be metered based on metered readings to be charged as a direct pass-through to the TENANT. Sanitary sewer charges will be based on the TENANT metered water use and charged at the pass through sewer unit rate per one thousand gallons used. In buildings where the TENANT is not the sole TENANT, the TENANT will be charged a prorated amount based on the meter readings for the entire building and their percentage of occupied space in that building.

Charges for electricity will be invoiced on a monthly basis; water and sanitary sewer bills will be on a quarterly basis.

                                    EXHIBIT F

                           DECONTAMINATION PROCEDURES

..   Chemical Dry (Glove) Box Decontamination Procedure, 2/3/02

..   Chemical Fume Hood Decontamination Procedure, 2/3/02

..   Chemical Laboratory Final Checklist, 2/3/02

..   Lab and Office Checkout Guidance, 2/3/02

..   Occupant Laboratory Move Checklist, 2/3/02

..   Decontamination Procedure for Biosafety Level 2 (or above) Laboratories
    (undated)


                                      F-1